AUGUST 2, 2010 - FORT LAUDERDALE, FL.  rVue Holdings, Inc., (the “Company”) (OTCBB: RVUE.OB) issued today the following Letter to Shareholders:

Dear Fellow Shareholders,

I am writing to you as my first direct communication with you since the Company became public, raised new capital, listed on the OTC bulletin board and reshaped our board of directors with the addition of Bob Chimbel from Omnicom.

I hope that after reading this letter that you will recognize the significant amount of work we have accomplished during the first half of this year and the exciting opportunities ahead. I also would like to share more about the rVueTM platform, as I believe the information will help investors understand why we are so excited by the opportunities in front of us.

The Market
The Digital Out of Home (DOOH) industry consists of over one million digital video screens used for targeted advertising purposes.  You may have seen these DOOH screens in many strategic locations such as movie theaters, Times Square, digital billboards, gas station pumps, doctor offices, and elevators. These one million plus screens are operated by over 500 different companies and are connected to the internet by way of third-party providers of computers and software that manage the content and integrity of each separate network and screen.  There are hundreds of software providers offering these services.  As you read this letter, you are probably realizing quickly how fragmented this industry is.  While fragmented, the industry is growing at an estimated  14% compound annual growth rate (CAGR) and is believed to be the fastest growing media worldwide. If it were possible to sell all of the advertising space on these domestic screens, we have estimated that this would equate to approximately $15 billion of gross ad dollars.  DOOH is becoming mainstream.

The reason for this growth is multi-pronged.  The costs associated with building a network today have become manageable. And the hidden accelerator is broadband, which allows for efficient remote management of digital content.  The attraction of the digital aspect is that advertisers can deliver different content to multiple networks simultaneously.  This is where rVue comes in.

The rVue Platform
rVue  is the “Demand Side Platform” or DSP for Digital Out of Home media. A DSP is defined as an online platform which allows real time advertising transactions to take place in a transparent environment.  A DSP creates a marketplace between buyers and sellers of media inventory.  The “platform” aspect is important in that we provide rVue for others (ad agencies, advertisers, and channel partners etc.) to turn the knobs and levers themselves as opposed to merely offering managed services.  Our inspiration for this approach comes from online companies such as Google and Yahoo, which also give significant control to their end users.

Milestones
We have built the rVue platform to organize the current maze of DOOH screens and allow for cross channel planning, delivery, and analytics.  We are essentially building an Ecosystem for the industry by physically connecting the rVue platform to the software providers, which gives us instant access to the participating networks. This is a first of its kind approach to fully integrate the networks through their software provider, which will allow advertisers to optimize campaigns, exchange data, engage in real-time bidding, and provide many other opportunities as a result of this physical connection.

As of today, we have over 60 networks representing nearly 200,000 individual screens. These screens have metadata such as addresses, demographics, and psychographics, which are now searchable for planning purposes.  For example, if an advertiser wanted to target health-conscious consumers, the advertiser could create a media plan targeting all health-related DOOH sites within doctor offices, veterinary offices, and health clubs.  The advertiser could further target preferred consumers by city and demographics.  Once the locations are identified, the advertiser can make an offer through rVue directly to the networks.  The networks can either accept the offer or negotiate terms with the advertiser.  This process in the past took weeks to execute and now, through rVue, the process can take as little as 30 minutes.

Value Proposition
So what does all of this mean? Research tells us that over $4 billion is spent annually in the DOOH industry today and that number is forecasted to grow at a CAGR of approximately 10% for the next five years.  As described above, there is an estimated $15 billion of total ad inventory available for sale which is growing dynamically.  This growth opportunity is why so many companies are adopting DOOH at such a rapid pace.

The rVue business model is transparent. We take a transaction fee of 4% and through the rVue platform, manage the transaction for both the advertiser and the networks. Thus, the more screens we have connected to the rVue platform, the more likely we are going to increase the number of transactions.  We collect and distribute the ad dollars similar to how NASDAQ works for listed companies.  We estimate that by the end of fiscal 2011, rVue could have up to 75% of the DOOH industry networks visible in the platform.  We are on our way to becoming an indispensible vehicle for advertisers and advertising agencies.  We are adding new networks and inventory daily by working with the networks both directly and through the software providers.  Simultaneously, we are integrating major advertising agencies into rVue through a training and certification program.  Most recently, as previously disclosed, we integrated a major Omnicom agency.

Conclusion
This year has been exciting for rVue and our future looks positive.  With all of the above mentioned milestones and new initiatives on the horizon, we are optimistic about our ability to drive revenue in the future.  The timing of being an advertising technology company and delivering a problem-solving solution to the marketplace is in our hands and we are executing formidably. Please contact me directly if you’d like a tour of rVue. We would be proud to share our platform with you.  In rVue, it’s your view.

Warm regards,

/s/ Jason

Jason Kates
CEO

About rVue Holdings, Inc.
rVue Holdings, Inc., through its wholly owned subsidiary rVue, Inc., is an advertising technology company which includes the only demand-side platform for planning, buying and managing Digital Out-of-Home and Place-Based Media in its suite of technology. The Company’s vision and expertise in building rVue provides unrivalled capability for delivering the right advertising message to the right audience with pinpoint accuracy and creates substantial opportunities for the Digital Out-of-Home and advertising industries. rVue’s Demand-Side Platform takes a unique approach to addressable advertising delivery and measurement and its extensive portfolio of intellectual property supports reporting and analytics. The Company’s innovations in content delivery solutions and intellectual property development in targeted demographic media is the foundation for a wide array of advanced advertising capabilities. Digital technology has revolutionized media and rVue is making targeted addressable advertising more efficient, more effective and more available. Visit www.rVue.com for more details.

Forward Looking Statements
This press release contains “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described.  The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise.  We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Current Report on Form 8-K filed on May 19, 2010 and in our other filings with the Securities and Exchange Commission.

Contact:
CEOcast, Inc. for rVue Holdings, Inc.
Dan Schustack, 212-732-4300 X 218